UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 15, 2012

TPC Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 15, 2012, TPC Group Inc. (the “Company”) issued a press release announcing that TPC Group LLC, its wholly owned subsidiary, has commenced a cash tender offer (the “Tender Offer”) for any and all of TPC Group LLC’s $350 million outstanding aggregate principal amount of 8.25% Senior Secured Notes due 2017 (the “Notes”). In connection with the Tender Offer, TPC Group LLC is also soliciting consents for certain amendments to the indenture governing the Notes (the “Consent Solicitation”). The Tender Offer and the Consent Solicitation are being made in connection with, and are conditioned on (among other things) the consummation of, the proposed acquisition of the Company by entities affiliated with First Reserve Corporation and SK Capital Partners.

A copy of the press release is included as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC Group Inc.

Date: November 15, 2012

	By:	/s/ Rishi A. Varma
Rishi A. Varma
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 15, 2012.

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